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                                                                     EXHIBIT 5.1

                       [Letterhead of Hunton & Williams]


                                January 28, 1998

State Street Bank and Trust Company
Two International Place
Boston, MA 02110


                            LAROCHE INDUSTRIES INC.
              9 1/2% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B

Ladies and Gentlemen:

         We have acted as counsel to LaRoche Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of $175,000,000 in aggregate principal amount of the Company's 9 1/2% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (as amended and supplemented, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Company's outstanding 9 1/2% Senior Subordinated Notes due 2007 (the "Old Notes"). The Exchange Notes are to be issued in the Exchange Offer pursuant to the Indenture (the "Indenture"), dated as of September 23, 1997, between the Company and State Street Bank and Trust Company, as Trustee, in exchange for the Old Notes, of which $175,000,000 in aggregate principal amount is outstanding.

         In connection with the foregoing, we have examined the following documents:

                  (i) the Registration Statement, including the Prospectus contained therein, together with all amendments thereto

                  (ii)  the Indenture;

                  (iii) the global security representing the Old Notes;

                  (iv) a specimen of the global security representing the Exchange Notes; and

                  (v) the originals (or copies identified to our satisfaction) of such documents and records of the Company, together with certificates of public officials and officers of the Company, and such other documents, certificates, records and papers as we have deemed necessary for purposes of the opinions set forth in this letter.

         As to factual matters, we have relied upon representations included in the Purchase Agreement, upon certificates of officers of the Company and upon certificates of public officials.

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      For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals, and (iii) the genuineness of all signatures (other than the signatures of current officers or directors of the Company) not witnessed by us.

      We are members of the Bar of the State of New York, and we do not express an opinion on any laws other than those of such state. We do not purport to cover herein and do not express an opinion with respect to the application of the securities or "Blue Sky" laws of the various states to issuance of the Exchange Notes.

      Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

      When, as and if (i) the Registration Statement has become effective pursuant to the provisions of the Securities Act, (ii) the Indenture has been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Old Notes are validly tendered to the Company in the Exchange Offer, (iv) the Exchange Notes are issued pursuant to the Exchange Offer and in the form and containing the terms described in the Registration Statement and the Indenture, (v) the Exchange Notes are duly authenticated by the Trustee, and (vi) all legally required consents, approvals and authorizations of governmental regulatory authorities have been obtained, including without limitation the order of effectiveness from the SEC, the Exchange Notes will constitute the legally binding obligations of the Company, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

      The foregoing opinion is rendered solely for the benefit of the addresses, and may not be relied upon by any other person or entity, reproduced or quoted in whole or in part or otherwise referred to, nor is it to be delivered to or filed with any governmental agency or other person, without our prior written consent.



                                       Sincerely,



                                       Hunton & Williams